Exhibit 1.1

12,962,963 AMERICAN DEPOSITARY SHARES OF THE COMPANY, EACH REPRESENTING THREE ORDINARY SHARES, NOMINAL VALUE £0.05 PER SHARE

SILENCE THERAPEUTICS PLC

UNDERWRITING AGREEMENT

August 11, 2026

JEFFERIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

c/o Morgan Stanley & Co. LLC

585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Introductory. Silence Therapeutics plc, a public limited company incorporated under the laws of England and Wales with registered number 02992058 (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 12,962,963 American Depositary Shares of the Company (the “ADSs”), each representing three ordinary shares, nominal value £0.05 per share in the capital of the Company (the “Ordinary Shares”). The 12,962,963 ADSs to be sold by the Company are called the “Firm ADSs.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,944,444 ADSs as provided in Section 2. The additional 1,944,444 ADSs to be sold by the Company pursuant to such option are collectively called the “Optional ADSs.” The Firm ADSs and, if and to the extent such option is exercised, the Optional ADSs are collectively called the “Offered ADSs.” Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) have each agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered ADSs. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The ADSs may be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a deposit agreement, dated as of September 4, 2020, (the “Deposit Agreement”), by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders and beneficial holders of the ADSs issued thereunder. The Company shall, following purchase by the Underwriters of the Offered ADSs, deposit, on behalf of the Underwriters, the Ordinary Shares represented by such Offered ADSs (the “Underlying Shares”) with the Depositary, acting through an office located in the United Kingdom, as custodian for the Depositary (the “Custodian”), pursuant to which the Depositary (or the Custodian acting on behalf of the Depositary) shall deliver the Offered ADSs (or ADRs evidencing the Offered ADSs) to the Underwriters.

References in this Agreement to (1) the Company issuing and selling ADSs to the Underwriters, and similar or analogous expressions, shall be understood to include references to the Company allotting and issuing the new Ordinary Shares underlying those ADSs to the Custodian and procuring the issue of ADSs representing such Ordinary Shares by the Depositary or its nominee to the Underwriters and (2) the purchase of, or payment for, any ADSs, and similar or analogous expressions, shall be understood to refer to the subscription for the Ordinary Shares underlying those ADSs, as well as the deposit of the Ordinary Shares for ADSs representing such Ordinary Shares, and the payment of the subscription moneys in respect of such Ordinary Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-295992, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered ADSs. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered ADSs is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated August 10, 2026 describing the Offered ADSs and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered ADSs and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered ADSs and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered ADSs or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 6:15 p.m. (New York City time) on August 11, 2026. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered ADSs contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered ADSs as contemplated by Section 3(n) of this Agreement.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Registration Statement was declared effective by the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(h)(1)(C) and 5110(j)(6). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. The Company and the Depositary have filed with the Commission a registration statement on Form F-6 (No. 333-248217) covering the registration of the ADSs under the Securities Act. The registration statements relating to the ADSs are hereinafter referred to as the “ADS Registration Statement.” The ADS Registration Statement has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been properly filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of the ADS Registration Statement have been delivered by the Company to the Underwriters. The Commission has not issued any order suspending the effectiveness of the ADS Registration Statement, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The ADS Registration Statement, at the time it became effective under the Securities Act, (i) conformed in all respects to the requirements of the Securities Act and the rules and regulations thereunder and (ii) did not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered ADSs. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option

Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 (ii) the completion of the Underwriters’ distribution of the Offered ADSs, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered ADSs other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, the free writing prospectuses, if any, identified on Schedule B hereto.

(e) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Offered ADSs pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), prepare, use or refer to, any Free Writing Prospectus.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus, at the time they were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Time of Sale Prospectus, at the time the Registration Statement, the ADS Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(h) Statistical and Market-Related Data. All statistical, demographic, industry and market-related data included in the Registration Statement or the Time of Sale Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate, in all material respects. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(i) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) comply with the applicable requirements of the Nasdaq, (ii) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (iii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iv) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j) This Agreement. The Company has the corporate power to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

(k) Authorization and Description of Ordinary Shares. On the First Closing Date and the Option Closing Date, the Company and its directors will have the power and authority to allot and issue the Underlying Shares to be delivered on the First Closing Date and the Option Closing Date, as applicable, pursuant to this Agreement without further sanction or consent by any securityholder of the Company (including under section 551 of the U.K. Companies Act of 2006 (the “CA 2006”)) and, when the Underlying Shares are issued and allotted by the Company to the Custodian (or its nominee) and the Offered ADSs are issued and delivered pursuant to the Deposit Agreement against payment of the consideration therefor, those Offered ADSs (and the Underlying Shares) will be validly allotted and issued and fully paid without any encumbrance or call for payment of further capital; and on the First Closing Date and the Option Closing Date, the issuance of the Underlying Shares will not be subject to the preemptive or other similar rights of any securityholder of the Company (including under section 561 of the CA 2006), or any such rights will have been validly waived or disapplied. Except as otherwise described in the Registration Statement or Time of Sale Prospectus, the Underlying Shares will rank equally in all respects with the existing Ordinary Shares. The Ordinary Shares will conform to all statements relating thereto contained or incorporated by reference in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon the delivery to the Custodian of the Underlying Shares, the Depositary will, subject to the terms of the Deposit Agreement, acquire good, marketable and valid title to such Underlying Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(l) Registration Rights or Other Similar Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus and have been validly waived.

(m) No Material Adverse Changes. Except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would be reasonably expected to result (A) in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or affairs or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein, whether or not arising in the ordinary course of business a “Material Adverse Change” or “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business, (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries, (iv) there have been no material losses or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Time of Sale Prospectus and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of share capital, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of share capital.

(n) Transfer Taxes. No stamp duty, stamp duty reserve, issuance, registration, documentary, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in the United States or the United Kingdom by or on behalf of the Underwriters in connection with (i) the issuance and/or delivery of the Underlying Shares and/or the Offered ADSs (or ADRs evidencing the Offered ADSs) in each case in accordance with the terms of this Agreement and the Deposit Agreement; (ii) the sale (including the agreement for sale) or delivery of the ADSs (or ADRs evidencing the Offered ADSs) to or for the account of the Underwriters in the manner contemplated by this Agreement and the Deposit Agreement; (iii) the sale (including the agreement for sale) or delivery by the Underwriters of the Offered ADSs (or ADRs evidencing the Offered ADSs) through the facilities of the Depository Trust Company to or for the account of the initial purchasers thereof in the manner contemplated by this Agreement and the Deposit Agreement; or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(o) Dividends and Distributions. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no approvals are currently required in England and Wales for the Company to pay dividends or other distributions declared by the Company to the holders of the Ordinary Shares. Any amount payable with respect to the Ordinary Shares and upon liquidation of the Company or upon redemption thereof and all dividends and other distributions declared and payable on the Ordinary Shares may under applicable English law and regulations be paid to the Depositary in pounds sterling and may be converted into foreign currency that may be freely transferred out of the United Kingdom in accordance with the Deposit Agreement, no such payments are subject to any withholding taxes under the current laws and regulations of the United Kingdom, and each such payment may be made without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision thereof or therein. Except as disclosed in the Time of Sale Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(p) Passive Foreign Investment Company. Based on the Company’s current estimates and certain assumptions with respect to the characterization of its gross income and its gross assets, and the nature of its business and its current business plan, the Company does not believe it was a “passive foreign investment company” (as defined in Section 1297 of the U.S. Internal Revenue Code, as amended, and the regulations and published regulations thereunder) for its taxable year ended December 31, 2025.

(q) Shell Company. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company at any time during the twelve calendar months prior to the date hereof.

(r) Independent Accountants. PricewaterhouseCoopers LLP, which has audited the consolidated financial statements of the Company and its subsidiaries (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus (i) is an independent registered public accounting firm as required by, and delivered its report thereon in compliance with, the Securities Act and the rules of the Public Company Accounting Oversight Board (United States) (“PCAOB”), (ii) is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) is a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(s) Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, comply as to form in all material respects with Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, Time of Sale Prospectus or the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of, or incorporated by reference in, the Registration Statement, Time of Sale Prospectus and the Prospectus.

(t) Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept applies) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Subsidiaries. Each Subsidiary has been duly incorporated or organized and is validly existing in good standing (or their jurisdictional equivalent and to the extent such concept applies) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept applies) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, all of the issued and outstanding share capital or capital stock or other equity ownership interests (as applicable) of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent such concept applies) and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim or equity of any third party. The constitutive or organizational documents of each Subsidiary comply with the requirements of applicable laws of its jurisdiction of incorporation and are in full force and effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the entities listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K, as filed with the Commission, for its most recently completed fiscal year.

(w) Capitalization. (i) The issued and outstanding share capital of the Company is as set forth or incorporated in the Registration Statement, Time of Sale Prospectus and the Prospectus. The issued and outstanding Ordinary Shares of the Company have been duly authorized and are validly issued and fully paid and no further contribution of capital in respect of such Ordinary Shares will be required to be made to the Company by the holders of such shares by reason solely of them being such holders, and have been issued and in compliance with all applicable securities law (including pursuant to section 549 and 561 of CA 2006) and were issued free of any liens, encumbrances, rights of first refusal, pre-emptive or other similar rights or restrictions on transfer, save for any rights of pre-emption under the CA 2006 that were duly waived or disapplied, and have been issued in compliance with the Company’s articles of association and applicable law. The issued and outstanding Ordinary Shares and ADSs have been duly authorized and are validly issued. (ii) The Underlying Shares may be issued and delivered to the Depositary at its Custodian against payment therefor to the Company following which the Depositary will deliver Offered ADSs (or ADRs evidencing the Offered ADSs) against the deposit of the Underlying Shares (or ADRs evidencing the Offered ADSs) and at the time of issue such issuance of Underlying Shares will be within all authorizations of the directors and/or shareholders of the Company (as appropriate) for the issuance of Ordinary Shares under the CA 2006. Upon due issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued and the persons in whose names the Offered ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. Except as disclosed in the Registration Statement, the allotment and issue of the Underlying Shares in the form of ADSs by the Company and the deposit of the Underlying Shares with the Depositary or its nominee and the issuance of the Offered ADSs evidencing such Underlying Shares as contemplated by this Agreement and the Deposit Agreement will not trigger any anti-dilution or preemptive or similar rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs, save for any rights of preemption under the CA 2006 that will, at the time of allotment of the Underlying Shares, have been validly waived or disapplied. The Deposit Agreement and the ADRs evidencing ADSs (if any) or ADSs conform to each description thereof in the Registration Statement, Time of Sale Prospectus and the Prospectus. (iii) There are no authorized or outstanding options, warrants, preemptive rights (other than pre-emption rights provided for under the CA 2006), rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable(including contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance) for any class of shares of the Company or its Subsidiaries other than those described in the Registration Statement, Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s share option, share bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and public policy considerations and subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued, and the persons in whose names the Offered ADSs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the Offered ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Offered ADSs and no such change is currently contemplated.

(y) Absence of Violations, Defaults and Conflicts. Neither the Company nor any Subsidiary is (A) in violation of its articles of association, charter, by-laws or similar constitutive or organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), or (D) in violation of the Nasdaq Stock Market Listing Rules (including, where applicable, any guidance notes published by the Nasdaq Stock Market LLC from time to time that apply to the Company), except in the case of each of (B) and (C) above, for such defaults or violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the performance of the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, Time of Sale Prospectus and the Prospectus (including the allotment and issuance of the Underlying Shares and Offered ADSs and deposit with the Custodian or its nominee of the Underlying Shares and the use of the proceeds from the sale of the Offered ADSs as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action by the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Change), nor will such action result in any violation of the provisions of the articles of association, charter, by-laws or similar constitutive or organizational document of the Company or its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

(z) Stock Exchange Listing. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of the Nasdaq Global Market.

(aa) No Material Actions or Proceedings. Except as otherwise disclosed in the Time of Sale Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would be expected, individually or in the aggregate, to result in a Material Adverse Change.

(bb) Absence of Labor Dispute. No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Change.

(cc) Absence of Monitoring Agreements. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(dd) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, allotment or issuance of the Offered ADSs or the issuance and deposit with the Custodian or its nominee of the Underlying Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such as may be required under the blue sky laws of any jurisdiction or the CA 2006 in connection with the purchase and distribution of the ADSs by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus. Without limitation, the Company has not, directly or indirectly, without giving effect to activities by the Underwriters, caused the Offered ADSs to be, and will not cause them to be, the subject of an offer to the public in the United Kingdom other than in circumstances which do not contravene Regulation 12 of the United Kingdom Public Offers and Admission to Trading Regulations 2024 (the “POATRs”) as set out in Part 1 of Schedule 1 of the POATRs and no invitation or inducement to acquire them has been or will be made by the Company, directly or indirectly, without giving effect to activities of the Underwriters, which would be prohibited by section 21 of the United Kingdom Financial Services and Markets Act 2000.

(ee) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, or to the Company’s knowledge, by the Company’s officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares for purposes of the Underwriters’ filings with FINRA is true, complete and correct and compliant with FINRA rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ff) Possession of Licenses and Permits. The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate U.S. or non-U.S. governmental authorities of competent jurisdiction that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, Time of Sale Prospectus and the Prospectus

(collectively, the “Governmental Permits”). The Company and its Subsidiaries are in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect. Neither the Company nor any Subsidiary has received written notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no knowledge that any such Governmental Permit requiring renewal will not be renewed. The Company and each of its Subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Governmental Permits, and all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were materially corrected or supplemented by a subsequent submission). To the knowledge of the Company, the manufacturing facilities and operations of the suppliers of the Company and each of its Subsidiaries are operated in compliance with all applicable statutes, rules, regulations and policies of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States to which they are subject including but not limited to the European Medicines Agency (“EMA”) (collectively, the “Regulatory Authorities”). None of the product candidates of the Company or its Subsidiaries have received marketing approval from any Regulatory Authority.

(gg) Company Studies and Trials. The preclinical studies and clinical trials conducted by or on behalf of the Company and its Subsidiaries that are described in or incorporated by reference in the Time of Sale Prospectus or the results of which are referred to or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, as applicable, (collectively, the “Company Studies and Trials”) were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Company Studies and Trials and pursuant to accepted professional scientific standards and all applicable laws, including the rules and regulations of the applicable Regulatory Authorities; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement, Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies and trials; except to the extent disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has no knowledge of any other studies or trials not described in the Time of Sale Prospectus, the results of which materially call into question the results described or referred to in the Prospectus when viewed in the context in which such results are described and the clinical stage of development; except to the extent disclosed in the Registration Statement and the Time of Sale Prospectus, the Company has not received any written notices or correspondence from the FDA, the EMA or comparable U.S. or non-U.S. governmental authorities of competent jurisdiction requiring the termination, suspension or material modification of any Company Studies and Trials, and, to the Company’s knowledge, there are no reasonable grounds for same.

(hh) Relationships. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus which have not been described as required.

(ii) Title to Properties. The Company and its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 2(s) above (or elsewhere in the Registration Statement, Time of Sale Prospectus or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiaries.

(jj) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) No Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(ll) Intellectual Property. The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Company Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, Time of Sale Prospectus and the Prospectus to be conducted. Except as otherwise described in the Registration Statement, Time of Sale Prospectus and the Prospectus, (a) to the Company’s knowledge, there are no rights of third parties to any Company Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s knowledge, there is no material infringement by third parties of any Company Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (d) Company Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (f) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and, except as would not reasonably be expected to have a Material Adverse Change, the Company is aware of no factual basis for any such action, suit, proceeding, or claim; and (g) all prior art of which the Company is aware that may be material to the validity of a U.S. patent or to the patentability of a U.S. patent application has been disclosed to the U.S. Patent and Trademark Office, and all such prior art has been disclosed to the patent office of other jurisdictions where required. All licenses to which the Company is a party relating to Company Intellectual Property are in full force and effect and the Company is not in violation of any term of such license.

(mm) Compliance with Health Care Laws. The Company and each of its Subsidiaries (i) is and at all times has been in compliance in all material respects with all applicable Health Care Laws, rules and regulations in the United States or any other jurisdiction, including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), all applicable federal, state, local and all foreign civil and criminal laws relating to health care fraud and abuse, including but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false statements (42 U.S.C. §1320a-7b(a)), the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the

exclusions law (42 U.S.C. § 1320a-7), the U.S. Physician Payments Sunshine Act (42 U.S.C. 1320a-7h), the civil monetary penalties law (42 U.S.C. §1320a-7a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) (42 U.S.C. §§ 17921 et seq.), the Patient Protection and Affordable Care Act (Pub. Law 111-148), as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (Pub. Law 111-152), the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices, and all other local, state, federal, national, supranational and foreign laws applicable to the regulation of the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by or for the Company (collectively, the “Health Care Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter, or other correspondence or notice from the FDA or any other correspondence or notice from any other Regulatory Authority or Governmental Entity or third party alleging or asserting noncompliance with any Health Care Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such applicable laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Entity or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations and has no knowledge that the FDA or any Governmental Entity or third party is considering any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action; (v) has not received any notice that the FDA or any Governmental Entity or third party has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations and has no knowledge that the FDA or any Governmental Entity or third party is considering any such limitation, suspension, modification or revocation; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, nor have any of its shareholders with more than five (5) percent interest, officers, directors or employees been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or subject to a governmental inquiry, investigation, proceeding, or other any other action that would reasonably be expected to result in debarment, suspension, or exclusion.

(nn) Compliance with Environmental Laws. Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except as would not be expected, individually or in the aggregate, to result in a Material Adverse Change; (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(oo) ERISA Compliance. Except as otherwise disclosed in the Time of Sale Prospectus, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(pp) Payment of Taxes. All tax returns of the Company and its Subsidiaries have been timely filed (to the extent that such tax returns are required by law to have been so filed as at the date hereof, taking into account any properly requested extensions) pursuant to applicable U.S. or non-U.S. (including United Kingdom), state, local or other law, except insofar as the failure to file such tax returns or request such extensions would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have timely paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) as are being contested in good faith and as to which adequate reserves have been established by the Company or its Subsidiary (as applicable) in conformity with GAAP or other applicable accounting principles or (ii) insofar as the failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect.

(qq) Insurance. Except as disclosed in the Registration Statement, Time of Sale Prospectus or the Prospectus, the Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained and are customary and prudent by companies of established repute and similar size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(rr) Foreign Corrupt Practices Act. Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, or employee of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt) Sanctions. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of territory-wide or country-wide Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic; and the Company will not directly or knowingly indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions prohibiting such financing or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions prohibiting such dealing or transaction.

(uu) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the GDPR and/or UK GDPR; (iv) any information which would qualify as “protected health information” under HIPAA, as amended by HITECH; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have, to the knowledge of the Company, been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(vv) Lending Relationship. Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other material relationship with any banking or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Offered ADSs to repay any outstanding debt owed to any affiliate of any Underwriters.

(ww) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that would cause actual results to differ materially from those in such forward-looking statement.

(xx) No Rated Securities. The Company has no debt securities or preferred shares that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

(yy) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with the Privacy Laws and, to the extent applicable HIPAA. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place and take appropriate steps to comply with policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data. The Company and its Subsidiaries have at all times made all disclosures to users or customers required by the Privacy Laws and none of such disclosures have, to the knowledge of the Company, been inaccurate or in violation of the Privacy Laws in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or of any actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(zz) No Broker Fees. Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Representatives for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares contemplated hereby.

(aaa) Listing Approval. The ADSs have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(bbb) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the ADSs or Ordinary Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the ADSs or Ordinary Shares, whether to facilitate the sale or resale of the Offered ADSs or Ordinary Shares, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ccc) No Public Offering in European Economic Area or the United Kingdom. The Company has not made and will not make an offer to the public of the Underlying Shares in any member state of the European Economic Area or the United Kingdom.

(ddd) Valid Choice of Laws. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and will be recognized by courts in England and Wales except as may be limited by general principles of equity and except where to do so would be inconsistent with or overridden by the Regulation (EC) No 593/2008 on the Law Applicable to Contractual Obligations (Rome I) (as it forms part of English domestic law pursuant to European Union (Withdrawal) Act 2018). The Company has the corporate power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or the offering of the Offered ADSs in any Specified Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(eee) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in such court, and service of process effected on such authorized agent will be effective to confer valid jurisdiction over the Company as provided in Section 19 hereof.

(fff) No Sovereign Immunity. Neither the Company nor any of its Subsidiaries nor any of their respective properties, assets or revenues enjoy any rights of immunity from any legal proceedings (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) or the execution of judgement or other attachment in England and Wales, pursuant to the State Immunity Act 1978, or the United States, pursuant to the Foreign Sovereign Immunities Act 1976, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the

Deposit Agreement or the Offered ADSs. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(ggg) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a Specified Court having jurisdiction under its own domestic laws and recognized by the English courts as having jurisdiction (according to English conflicts of laws principles and rules of English private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England or the Human Rights Act 1998 (or any subordinate legislation made thereunder, to the extent applicable); (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that an English court considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by an English court or conflicts with a judgment on the same matter given by a court other than a Specified Court or was obtained in breach of a jurisdiction or arbitration clause except with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and (f) enforcement proceedings are not commenced within six years of the date of such judgment.

(hhh) No Immunity from Suit. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under United Kingdom, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of the United Kingdom, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(iii) Other Underwriting Agreements. Other than the Open Market Sale AgreementSM entered into with Jefferies dated May 18, 2026, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(jjj) Proper Form. This Agreement and the Deposit Agreement are each in proper form to be enforceable in England and Wales in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in England and Wales of this Agreement or the Deposit Agreement it is not necessary that this Agreement or the Deposit Agreement, respectively, be filed or recorded with any court or other authority in England and Wales (other than court filings in the ordinary course of proceedings).

(kkk) United States and United Kingdom Tax Considerations. The statements contained in the Time of Sale Prospectus under the headings (i) “Material Tax Considerations-Material U.S. Federal Income Tax Considerations for U.S. Holders” and (ii) “Material Tax Considerations-United Kingdom Taxation,” insofar as such statements purport to summarize matters of U.S. federal income or United Kingdom tax laws (as applicable), fairly present, to the extent required by the Securities Act and the rules and regulations thereunder, in all material respects, such U.S. federal income or United Kingdom tax laws (as applicable). Any certificate signed by any officer or representative of the Company or any Subsidiary and delivered to the Representatives or counsel for the Representatives in connection with an issuance of Shares shall be deemed a representation.

(lll) The Company is not a “legal entity customer” for the purposes of 31 CFR § 1010.230(e).

(mmm) Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered ADSs shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered ADSs.

(a) The Firm ADSs. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 12,962,963 Firm ADSs. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm ADSs set forth opposite their names on Schedule A. The purchase price per Firm ADS to be paid by the several Underwriters to the Company shall be $12.69 per ADS.

(b) The First Closing Date. Delivery of certificates for the Firm ADSs to be purchased by the Underwriters and payment therefor shall be made at the offices of Goodwin Procter LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on August 13, 2026, or such other time and date not later than 1:30 p.m. New York City time, on August 21, 2026 as the

Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c) The Optional ADSs; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,944,444 Optional ADSs from the Company at the purchase price per share to be paid by the Underwriters for the Firm ADSs, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm ADSs but not payable on Optional ADSs. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional ADSs as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Optional ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm ADSs and such Optional ADSs). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm ADSs. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered ADSs. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered ADSs as soon after this Agreement has been executed as the Representatives, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Offered ADSs. (i) Payment for the Offered ADSs to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii) It is understood that the Representatives have been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Optional ADSs the Underwriters have agreed to purchase. Each of Jefferies and Morgan Stanley, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered ADSs to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered ADSs. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters certificates for the Firm ADSs at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, certificates for the Optional ADSs the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elects, delivery of the Offered ADSs may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. If the Representatives so elects, the certificates for the Offered ADSs shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Additional Covenants.

The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered ADSs, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act, other than Exchange Act filings made solely to comply with legal obligations and not to otherwise update any disclosure required by Section 3(e) hereof) without the Representative’s prior written consent, which consent shall not be unreasonably withheld or delayed. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act, other than Exchange Act filings made solely to comply with legal obligations and not to otherwise update any disclosure required by Section 3(e) hereof), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent shall not be unreasonably withheld or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representativsfor review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered ADSs (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which consent shall not be unreasonably withheld or delayed.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered ADSs at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of (which may be by email): (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, relating to the Registration Statement, the Time of Sale Prospectus or the Prospectus; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered ADSs. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered ADSs sold by it in all material respects in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the ADSs.

(k) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, provided that the Company will be deemed to have made generally available such statement to the extent it is available on EDGAR.

(l) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered ADSs as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered ADSs is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered ADSs on the NASDAQ.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered ADSs. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered ADSs; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies and Morgan Stanley, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(o) Agreement Not to Offer or Sell Additional ADSs. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any ADSs, Ordinary Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any ADSs, Ordinary Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any

ADSs, Ordinary Shares or Related Securities; (iv) in any other way transfer or dispose of any ADSs, Ordinary Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any ADSs, Ordinary Shares or Related Securities; (vii) submit or file any registration statement under the Securities Act in respect of any ADSs, Ordinary Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered ADSs); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding ADSs or Ordinary Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) issue ADSs, Ordinary Shares or options to purchase ADSs or Ordinary Shares, or issue ADSs or Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but only if the holders of such ADSs, Ordinary Shares or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such ADSs, Ordinary Shares or options during such Lock-up Period without the prior written consent of the Representatives (which consent may be withheld in its sole discretion); (C) file or announce an intention to file one or more registration statements on Form S-8 or a successor form thereto to register Ordinary Shares and ADSs issuable pursuant to the terms of a stock option, stock purchase, stock bonus or other stock plan or arrangement described in the Registration Statement, including any increase in the number of shares reserved for issuance thereunder subsequently approved by the Company’s shareholders or board of directors, (D) the sale of ADSs in “at-the-market” offerings pursuant to that Open Market Sale AgreementSM, by and between the Company and Jefferies, dated May 18, 2026; provided, that no sales shall be made until the earlier of (A) the exercise in full by the Underwriters of their option to purchase the Optional ADSs or (B) thirty (30) days after the date of this Agreement; (E) issue ADSs or Ordinary Shares in connection with the Company’s bona fide commercial transactions (including joint ventures, commercial relationships or other strategic transactions); provided, that the aggregate number of ADSs or Ordinary Shares (including Related Securities, on an as-converted or as-exercised basis, as the case may be) that the Company may issue pursuant to this clause (E) shall not exceed 5% of the total number of Ordinary Shares immediately following the completion of the transactions contemplated of this Agreement and the recipients thereof shall provide to the Representatives an agreement in substantially the form attached as Exhibit A; and (F) the issuance and sale of the Offered ADSs to be issued hereunder or exchange of or conversion of any Offered ADSs issued hereunder and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire ADSs, Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, ADSs or Ordinary Shares.

(p) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; c/o Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Head of Syndicate with a copy to the legal department: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered ADSs in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the ADSs or any reference security with respect to the ADSs, whether to facilitate the sale or resale of the Offered ADSs or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s) Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its securityholders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of ADSs or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(k) hereof.

(t) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided, however, that the requirements of this Section 3(t) shall be deemed satisfied to the extent that such financial statements are available on EDGAR.

The Representatives, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered ADSs (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the ADSs, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered ADSs to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered ADSs, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, provided that the fees and disbursements by counsel to the Underwriters under subsections (vi) and (vii) of this Section 4 shall not to exceed $20,000 in the aggregate, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and, if relevant, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered ADSs on the NASDAQ. Except as provided in this Section 4 or in Section 7 and Section 9 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel, their own travel and lodging expenses and 50% of the cost of any aircraft chartered in connection with the road show, and stock transfer taxes payable on resale of any of the Offered ADSs by them and any advertising expenses connected with any offers they may make.

Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered ADSs as provided herein on the First Closing Date and, with respect to the Optional ADSs, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional ADSs, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional ADSs purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional ADSs purchased after the First Closing Date, each Option Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d) Opinion of U.S. Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Cooley LLP, U.S. counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Underwriters and its counsel.

(e) Opinion of English Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Cooley (UK) LLP, English counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives and its counsel.

(f) Opinion of Intellectual Property Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Marshall, Gerstein & Borun LLP and Mewburn Ellis LLP, intellectual property counsel for the Company, dated as of such date, in form and substance reasonably satisfactory to the Underwriters and its counsel.

(g) Opinion of Depositary for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Emmet, Marvin & Martin, LLP, counsel to the depositary for the Company, dated as of such date, in form and substance reasonably satisfactory to the Representatives and its counsel.

(h) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Underwriters in connection with the offer and sale of the Offered ADSs, in form and substance satisfactory to the Underwriters, dated as of such date.

(i) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(j) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(k) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m) CFO Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(n) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered ADSs as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from Jefferies to the Company at any time on or prior to the First Closing Date and, with respect to the Optional ADSs, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered ADSs on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered ADSs, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase Offered ADSs.

Section 8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any and all loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered ADSs have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses reasonably incurred (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the third paragraph under the caption “Underwriting,” the first two sentences of the first paragraph under the caption “Underwriting—Commission and Expenses” and the first sentence of the first paragraph under the caption “Underwriting—Stabilization” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered ADSs as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered ADSs to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting

Underwriters, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs exceeds 10% of the aggregate number of Offered ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered ADSs are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the purchase of the Firm ADSs by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or United Kingdom authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered ADSs in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered ADSs sold hereunder and any termination of this Agreement.

Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk
With a copy to Legal Department

with a copy to:	Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
Attention: Benjamin Marsh
Email: BenjaminMarsh@goodwinlaw.com

If to the Company:	Silence Therapeutics plc
12 Hammersmith Grove
London W6 7AP
United Kingdom
Attention: Rhonda Hellums
Email: r.hellums@silence-therapeutics.com

with a copy to:	Cooley LLP
500 Boylston Street, 14th Floor
Boston, MA 02116
Attention: Courtney T. Thorne
Email: cthorne@cooley.com

Cooley (UK) LLP
22 Bishopsgate
London EC2N 4BQ
Attention: Claire Keast-Butler
Email: ckeastbutler@cooley.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered ADSs as such from any of the Underwriters merely by reason of such purchase.

Section 17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby irrevocably appoints Silence Therapeutics Inc., with offices at 221 River Street, 9th Floor, Hoboken, New Jersey 07030 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

Section 21. Taxes. All payments made by the Company under this Agreement (if any) to the Underwriters will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, fees, assessments or governmental charges (other than taxes on net income) of whatever nature unless the Company is or becomes required by law to withhold or deduct such taxes, duties, levies, imposts, fees, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriters of the amounts that would otherwise have been receivable in respect thereof other than to the extent that any withholding or deduction of any present or future taxes or duties is imposed by a jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and such jurisdiction.

Section 22. VAT. If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods or services provided that the Underwriters have issued the Company with an appropriate and valid VAT invoice in respect of the supply to which the payment relates. Where a sum is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Underwriters. For the purposes of this Agreement, “VAT” means value added tax as provided for in the Value Added Tax Act 1994 (“VATA”) and subordinate legislation made under VATA as amended, modified or re-enacted (whether before or after the date of this Agreement) and any similar value added, sales, goods and services, consumption, use or turnover tax whether within the United Kingdom or elsewhere in the world.

Section 23. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SILENCE THERAPEUTICS PLC

By:	/s/ Rhonda Hellums
Name: Rhonda Hellums
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC MORGAN STANLEY & CO. LLC
Acting individually and as Representatives of the several Underwriters named in the attached Schedule A.

JEFFERIES LLC

By:	/s/ Jack Fabbri
Name: Jack Fabbri
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Chris Rigoli
Name: Chris Rigoli
Title: Managing Director

Schedule A

Underwriters	Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased
Jefferies LLC	5,833,333	875,000
Morgan Stanley & Co. LLC	3,240,741	486,111
Cantor Fitzgerald & Co	2,592,593	388,889
William Blair & Company, L.L.C.	1,296,296	194,444

Total	12,962,963	1,944,444

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None

Exhibit A

Form of Lock-up Agreement

Lock-up Agreement

[Date], 2026

JEFFERIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

RE: Silence Therapeutics plc, a public limited company incorporated under the laws of England and Wales with registered number 02992058 (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of American Depositary Shares of the Company (the “ADSs”), each representing three ordinary shares, nominal value £0.05 per share in the capital of the Company (the “Ordinary Shares”), Ordinary Shares, or securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares. The Company proposes to conduct a public offering of ADSs (the “Offering”) for which Jefferies LLC (“Jefferies”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) will act as the Representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies and Morgan Stanley, which may withhold its consent in its sole discretion:

•

Sell or Offer to Sell any ADS or Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ADS, Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the ADSs or Ordinary Shares, and the sale of the ADSs or Ordinary Shares to the underwriters, in each case as contemplated by the Underwriting Agreement.

In addition, the foregoing restrictions shall not apply to the transfer of ADSs, Ordinary Shares or Related Securities:

a)

in the Offering or in open market transactions after the completion of the Offering, provided that (A) any filing required under the Exchange Act shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause and (B) no other public announcement shall be required or shall be made voluntarily in connection with such transfer,

b)

as a bona fide gift or charitable contribution or to an educational institution, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and that that any such transfer shall not involve a disposition for value; and provided further, that (A) any filing required under the Exchange Act shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause and (B) no other public announcement shall be required or shall be made voluntarily in connection with such transfer,

c)

by will or intestacy or to any immediate family or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or any immediate family, provided that (A) the transferee agrees to be bound in writing by the restrictions set forth herein and (B) any filing made under the Exchange Act shall include a footnote noting the circumstances described in this clause; and provided further, that any such transfer shall not involve a disposition for value,

d)

to limited partners or stockholders of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value,

e)

to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value,

f)

by operation of law, including pursuant to a court or regulatory agency order, pursuant to a settlement agreement, a qualified domestic order or other court order or in connection with a divorce settlement; provided that such transferee or distributee agrees in writing to be bound by the restrictions set forth herein; and provided further, that (A) any filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause and that no securities were sold by the undersigned, (B) no other public announcement shall be required or shall be made voluntarily in connection with such transfer, and (C) that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this agreement,

g)

solely upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis, including any “sell-to-cover” arrangement to cover withholding tax obligations in connection with such transaction, in each case pursuant to any equity incentive plan of the Company described in the Prospectus and to the extent permitted by the instruments representing such options outstanding as of the date of the Prospectus (any transfer to the Company to be solely for the payment of taxes as a result of such transaction), provided that (A) any filing requited under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause and (B) no other public announcement shall be required or shall be made voluntarily in connection with such transfer,

h)

in connection with the repurchase of ADSs or Ordinary Shares underlying ADSs in connection with the termination of the undersigned’s employment with the Company or pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus, provided that no public disclosure or filing shall be required or shall be voluntarily made during the Lock-Up Period,

i)

in connection with facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares underlying ADSs, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADS or Ordinary Shares may be made under such plan during the Lock-Up Period,

j)

pursuant to a bona fide third-party tender offer for ADSs or Ordinary Shares underlying ADSs of the Company, merger, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of ADSs or Ordinary Shares underlying ADSs or other such securities in connection with such transaction, or vote any ADSs or Ordinary Shares underlying ADSs or other such securities in favor of any such transaction); provided further that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement,

k)

pursuant to a scheme of arrangement of the Company sanctioned by a court of competent jurisdiction under Part 26 of the UK Companies Act 2006 (or any successor or equivalent provision), provided that such scheme is approved by the Company’s Board of Directors and, if implemented, involves a change of control of the Company and is made to all holders of the Company’s securities (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to vote any Ordinary Shares (including Ordinary Shares underlying ADSs) or other such securities in favor of such scheme); provided further that in the event such scheme is not sanctioned by the court or otherwise does not become effective, such securities held by the undersigned shall remain subject to the provisions of this agreement, or

l)

pursuant to the compulsory acquisition (whether by way of “squeeze-out” or “sell-out”) of Ordinary Shares (including Ordinary Shares underlying ADSs) of the Company under sections 979 to 991 (inclusive) of the UK Companies Act 2006 (or any successor or equivalent provision), following a takeover offer that has been approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company; provided further that in the event such compulsory acquisition procedure is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

provided, that, in the case of clauses (d), (e), and (h) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of ADSs, Ordinary Shares or Related Securities shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or distribution (other than a required filing on Form 5 or a required filing under Section 13 of the Exchange Act).

In addition, the undersigned agrees that, without the prior written consent of Jefferies and Morgan Stanley on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of ADSs, Ordinary Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the ADSs or Ordinary Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives and underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, the Representatives and the other underwriters are not making a recommendation to the undersigned to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any underwriter is making such a recommendation.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement will automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Offering and (c) August 31, 2026 if the Underwriting Agreement has not been executed and delivered by the Company by such date.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•

“Related Securities” shall mean any options or warrants or other rights to acquire ADSs, Ordinary Shares or any securities exchangeable or exercisable for or convertible into Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Ordinary Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

Exhibit B

Directors, Officers and Others

Signing Lock-up Agreement

Directors:

Dave Lemus

Tim McInerney

James Ede-Golightly

Officers:

Iain Ross

Rhonda Hellums

Steven Romano

Curtis Rambaran

J.P. Gabriel

Jaimin B. Shah